                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          DENDRITE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               [Dendrite Logo]

                          DENDRITE INTERNATIONAL, INC.

                                                                  April 17, 2000

Dear Shareholder:

     On behalf of the Board of Directors and management, I am pleased to invite you to the 2000 Annual Meeting of Shareholders of Dendrite International, Inc. The meeting will be held on Friday, May 12, 2000 at 9:00 a.m. at the Company's headquarters, 1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6796.

     To assure that your vote will be counted, I urge you to read the enclosed materials carefully and to either complete, sign and mail promptly the proxy card contained with this letter or vote via the Internet in the manner described on the proxy card. Also enclosed is a copy of the Company's 2000 Annual Report to Shareholders.

     The officers and directors of Dendrite appreciate your continuing support and we look forward to seeing you at the Annual Meeting.

                                           /s/ John E. Bailye

                                          John E. Bailye
                                          President and Chief Executive Officer

Morristown, New Jersey

                             YOUR VOTE IS IMPORTANT

     In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and either return it in the enclosed envelope to which no postage need be affixed if mailed in the United States or transmit it via the Internet.

                                [Dendrite Logo]

                          DENDRITE INTERNATIONAL, INC.
                            1200 MOUNT KEMBLE AVENUE
                       MORRISTOWN, NEW JERSEY 07960-6797
                                WWW.DENDRITE.COM

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 2000

     The Annual Meeting of Shareholders (the "Annual Meeting") of Dendrite International, Inc., a New Jersey corporation (the "Company"), will be held at the Company's headquarters, 1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6796, on Friday, May 12, 2000 at 9:00 a.m. (local time) for the following purposes:

     1. To elect six directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified;

     2. To ratify the appointment of Arthur Andersen LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2000;

     3. To approve an amendment to the Company's 1997 Stock Incentive Plan, as amended (the "1997 Stock Plan"), to increase the maximum number of shares of Common Stock available for issuance under the 1997 Stock Plan from 6,000,000 shares to 8,500,000 shares; and

     4. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof is March 15, 2000. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of shareholders arranged alphabetically who are entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting.

     It is important that your shares be represented at the Annual Meeting regardless of the number of shares you may hold. If you receive more than one proxy card because your shares are registered in different names or addresses, each such proxy card should be signed and returned to ensure that all of your shares will be voted. The prompt return of proxies will ensure a quorum is present at the Annual Meeting and save the Company the expense of further solicitation. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy promptly either in the accompanying reply envelope or via the Internet. Your proxy may be revoked at any time prior to the voting of the proxy at the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Christopher J. French
                                          Christopher J. French
                                          Secretary

Morristown, New Jersey
April 17, 2000

                          DENDRITE INTERNATIONAL, INC.

                                PROXY STATEMENT
                                      FOR
                      2000 ANNUAL MEETING OF SHAREHOLDERS

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Dendrite International, Inc., a New Jersey corporation ("Dendrite" or the "Company"), for use at the 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 9:00 a.m. (local time) on Friday, May 12, 2000, at the Company's headquarters, 1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6797, and at any adjournment or postponement of the Annual Meeting. These proxy materials are being distributed to shareholders by mail or by the Internet on or about April 17, 2000.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

VOTING

     The Company's Common Stock, no par value (the "Common Stock"), is the only type of security entitled to vote at the Annual Meeting. On March 15, 2000, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 38,957,422 shares of Common Stock outstanding. Each shareholder of record on March 15, 2000 is entitled to one vote for each share of Common Stock held by such shareholder. All information in this Proxy Statement with respect to shares of Common Stock reflects the three-for-two forward split of the Common Stock which became effective on October 8, 1999.

     The presence in person or by proxy of the holders, as of the record date, of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. In the election of directors, the six candidates receiving the highest number of affirmative votes will be elected. The Board wishes to receive a majority of the votes cast at the Annual Meeting for Proposal 2, while Proposal 3 requires for approval the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted for a vote of the shareholders. Proposals 1 and 2 are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the date of the Annual Meeting. Proposal 3 is "nondiscretionary" and brokers who have not received instructions from their clients do not have discretion to vote on this item. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), the shares of Common Stock subject to such broker non-votes will be treated in the same manner as abstentions.

     All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

VOTING ELECTRONICALLY VIA THE INTERNET

     Shareholders may vote either by mailing the enclosed proxy card or via the Internet. Specific instructions to be followed by any registered shareholder interested in voting via the Internet are set forth on the enclosed proxy card. The Internet voting procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. The Company's website for Internet voting is www.dendrite.com.

     If your shares are registered in the name of a bank or brokerage firm, you still may be eligible to vote your shares electronically over the Internet. Please contact your bank or brokerage firm for additional information regarding Internet voting if your shares are registered in the name of such bank or brokerage firm.

PROXIES

     The persons named as proxies are John E. Bailye, George T. Robson and Christopher J. French. Mr. Bailye is a director and officer of the Company and Messrs. Robson and French are officers of the Company. Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the nominees of the Board of Directors as provided in Proposal 1, FOR Proposals 2 and 3, and, as to other matters that may properly come before the Annual Meeting, in the discretion of the proxy holders. You may revoke or change your proxy at any time before the voting of the proxy at the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and filing a written notice of revocation with the secretary of the Annual Meeting prior to the voting at the Annual Meeting or by voting the shares subject to the proxy by written ballot.

DISTRIBUTION OF PROXY MATERIALS BY MAIL OR BY THE INTERNET

     In addition to voting electronically via the Internet as described above, the Company intends to solicit proxies by mail and by the Internet. The Company will transmit its proxy statement and related materials via the Internet only to each shareholder of record who has previously consented to receiving such proxy materials electronically. The Company believes that transmitting the proxy materials over the Internet to those shareholders who have consented to such distribution will save the Company money otherwise spent on printing, copying and postage expenses associated with mailing such proxy materials.

EXPENSES OF SOLICITATION

     The Company will bear the entire cost of solicitation, including the presentation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, or other means by directors, officers, employees, or agents of the Company. No additional compensation is anticipated to be paid to these individuals for any such services.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

GENERAL

     The Company's Board of Directors is elected annually by the holders of the Common Stock and is currently comprised of six members (individually a "Director" and collectively the "Directors"). Each Director holds office until the next Annual Meeting of Shareholders and until his successor is duly elected and qualified or until his earlier resignation or removal. The names of the nominees for Director, each of whom is presently a Director of the Company, and their positions and offices with the Company are set forth in the table below. None of the Company's Directors is related to any other Director or to any executive officer of the Company.

     The proxy holders intend to vote all valid proxies received by them for the nominees listed below unless otherwise instructed. In the event any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director. The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected Directors.

     Nominees for Election at the 2000 Annual Meeting are:

                                                         POSITIONS AND OFFICES HELD
NOMINEES                                      AGE             WITH THE COMPANY
--------                                      ---        --------------------------
                                                         President, Chief Executive
John E. Bailye..............................  46                  Officer,
                                                     Director and Chairman of the Board
Bernard M. Goldsmith........................  56                  Director
Edward J. Kfoury............................  61                  Director
Paul A. Margolis............................  46                  Director
John H. Martinson...........................  52                  Director
Terence H. Osborne..........................  61                  Director

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.

BUSINESS EXPERIENCE OF NOMINEES

     The following describes the current and past five years business experience and certain directorships of each nominee for Director. This information was furnished to the Company by each of the respective nominees.

     MR. JOHN E. BAILYE has served as President, Chief Executive Officer and Director since the Company's incorporation in March 1987 and, since October 1991, as Chairman of the Board. Prior to March 1987, Mr. Bailye served as a market researcher at Foresearch Pty., Limited ("Foresearch"), a consulting company to the pharmaceutical industry in Australia. In 1976, Mr. Bailye acquired Foresearch and served as its Managing Director until he sold the company in 1986. Mr. Bailye holds a Bachelor of Commerce in Finance, Marketing and Business from the University of New South Wales.

     MR. BERNARD M. GOLDSMITH has served as a Director since May 1996. In 1986, he founded Updata Capital, Inc., an investment banking firm focused on mergers and acquisitions in the information technology industry ("Updata"). Mr. Goldsmith currently serves as Managing Director of Updata. Mr. Goldsmith also founded Updata Software Company, where he served as Chief Executive Officer from 1986 to 1988 and CGA Computer, Inc., where he served as Chairman and Chief Executive Officer from 1968 to 1986. Mr. Goldsmith is also a director of Compuware Corporation and several privately held companies. Mr. Goldsmith holds a Bachelor of Arts in Business Administration from Rutgers University.

     MR. EDWARD J. KFOURY has served as a Director since July 1997. Prior to joining the Company, Mr. Kfoury served as a division President and Vice President of IBM Corporation ("IBM") from 1988 through 1993 and in various other positions with IBM from 1963 to 1988. Mr. Kfoury is a director of Mapics,

Inc. and five privately held companies. Mr. Kfoury is also a director of the Nature Conservancy, an advisory trustee of the Maine Audobon Society and President of Rangeley Lakes Heritage Trust. Mr. Kfoury holds a Bachelor of Business Administration in Marketing from the University of Notre Dame.

     MR. PAUL A. MARGOLIS has served as a Director since July 1993. Mr. Margolis is a Partner at Longworth Venture Partners, a venture capital company which invests in Internet, electronic commerce, enterprise software and IT services companies. Mr. Margolis founded Marcam Corporation ("Marcam") in 1980 and was its Chairman, President and Chief Executive Officer until 1996 and a director of Marcam until 1998. Mr. Margolis is also a director of Canopy International, Digital Paper Corporation, eMaven, Inc. and Syndicated Research Group, Inc. Mr. Margolis holds a Bachelor of Arts from Brown University and an M.B.A. from Harvard Business School.

     MR. JOHN H. MARTINSON has served as a Director since September 1991. In 1986, he founded the Edison Venture Fund. He currently serves as Managing Partner of Edison Partners I, II, III and IV and as President of Edison Management Corporation. Mr. Martinson is also a director of Best Software, Inc. and eight privately held companies. He is the former Chairman of the New Jersey Technology Council and President of the National Venture Capital Association. Mr. Martinson holds a Bachelor of Science in Aeronautics from the United States Air Force Academy, an M.S. in Astronautics from Purdue University and an M.B.A. from Southern Illinois University.

     MR. TERENCE H. OSBORNE has served as a Director since August 1998. Mr. Osborne served as Chairman of Dr. Solomon's Group PLC from 1996 until 1998. Mr. Osborne also served as President and Chief Operating Officer of System Software Associates ("SSA"), a computer software company, from November 1994 until October 1996. From October 1992 until November 1994, he served as SSA's General Manager and Vice President -- Europe. Prior to joining SSA, he was employed by IBM in various capacities since 1961, including vice president level positions in both the United States and Europe. Mr. Osborne is also Chairman of Prime Response, Inc. and Cimax International and a director of Mapics, Inc. and Firepond, Inc. Mr. Osborne holds a Bachelor of Science, with honors, in Pure and Applied Mathematics from London University.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1999, the Board of Directors held five (5) meetings. During this period, each member of the Board of Directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a Director) and (ii) the total number of meetings held by all Committees of the Board on which each such Director served (during the periods such Director served). During the fiscal year ended December 31, 1999, the Board of Directors also acted by unanimous written consent nine (9) times.

     The Company has four standing Committees: the Audit Committee, the Compensation Committee, the Employee Plan Committee and the Operations and Technology Committee.

     The Audit Committee (currently comprised of Mr. Martinson and Mr. Margolis) reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent public accountants. In addition, pursuant to the new rules promulgated by the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market which went into effect on March 15, 2000, the Audit Committee will also be responsible for: (i) reviewing the audited financial statements and annual report of the Company, as well as the Company's unaudited quarterly financial statements and reports, and
(ii) discussing such matters with the Company's management and independent public accountants. During the fiscal year ended December 31, 1999, the Audit Committee held four (4) meetings.

     The Compensation Committee (currently comprised of Mr. Kfoury and Mr. Osborne) makes general policy decisions relating to compensation and benefits for the Company's employees and Directors. In addition, the Compensation Committee is responsible for the administration of all of the Company's stock option plans. During the fiscal year ended December 31, 1999, the Compensation Committee held four (4) meetings. Mr. Osborne replaced Mr. Goldsmith on the Compensation Committee effective February 1, 1999. At one (1) of such meetings, the Compensation Committee consisted of Messrs. Goldsmith and Kfoury and at three (3) of such meetings, the Compensation Committee consisted of Messrs. Osborne and Kfoury.

During the fiscal year ended December 31, 1999, the Compensation Committee also acted by unanimous written consent four (4) times.

     The Employee Plan Committee (currently comprised of Mr. Goldsmith, Mr. Margolis and Mr. Martinson) administers the Company's 1997 Employee Stock Purchase Plan, as amended (the "Employee Plan"). During the fiscal year ended December 31, 1999, the Employee Plan Committee did not meet.

     The Operations and Technology Committee (currently comprised of Mr. Kfoury and Mr. Osborne) is responsible for providing the Company with business advice with respect to the conduct of its service delivery operations and technology-related matters. Mr. Kfoury is responsible for matters relating to the Company's United States operations while Mr. Osborne is responsible for matters relating to the Company's European operations. During the fiscal year ended December 31, 1999, the Operations and Technology Committee did not meet. However, each of Messrs. Kfoury and Osborne provided substantial business advice to the management of the Company during the fiscal year ended December 31, 1999 with respect to operational and technology-related matters concerning the Company's domestic and international operations.

DIRECTOR COMPENSATION

     Directors receive no cash compensation for services provided as a Director and received no such cash compensation in the 1999 fiscal year. Directors receive reimbursement for reasonable expenses incurred traveling to and from Board meetings. In addition, effective as of the date of the Annual Meeting (and for each year thereafter), each non-employee member of the Board of Directors shall be granted annual non-qualified stock options to purchase shares of the Company's Common Stock with a value equal to $116,000 as determined by application of the Black-Scholes option pricing formula. Such options shall (i) be issued under the 1997 Stock Plan, (ii) be granted at the fair market value of the underlying shares of Common Stock, and (iii) vest and become one hundred percent (100%) exercisable on the first anniversary of the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1999, the Company leased use of an aircraft from a third party leasing company, LynStar, Inc. ("LynStar"). One of the aircraft which LynStar, from time to time, leased to the Company was a Beechcraft King Air airplane owned by Kookaburra Air, LLC, a limited liability company, ("Kookaburra"), whose only members are Mr. Bailye and his spouse. LynStar is not an affiliate of Mr. Bailye. The Company paid fees to LynStar for aircraft leases of $179,424 during the year ended December 31, 1999. Furthermore, in November 1999 and December 1999, the Company paid fees in the aggregate amount of $14,644 to Kookaburra for the lease of a Hawker 700 airplane. All such leases were on terms no more or less favorable to the Company than LynStar or Kookaburra offered to its other customers.

     John E. Bailye is a party to a registration rights agreement with the Company under which he has certain rights with respect to the registration under the Securities Act of 1933, as amended, for resale to the public of certain of the shares of Common Stock which are owned by him.

     From January 1, 1998 to February 1, 1999, Updata informally provided advice to the Company with respect to certain investment banking issues. On February 1, 1999, the Company retained Updata as one of its financial advisors. Mr. Goldsmith, a Director of the Company, currently serves as a Managing Director of Updata. In fiscal 1999, the Company paid fees to Updata in the aggregate amount of $702,224 for services rendered during 1999 in connection with the acquisitions of CorNet International, Ltd. and Marketing Management International, Inc.

     As of January 5, 1998, the Company entered into a Consulting Agreement with Edward J. Kfoury, a Director of the Company, providing that Mr. Kfoury would provide certain consulting services to the Company in exchange for a grant of options to purchase 36,000 shares of Common Stock. Such options were granted at the fair market value of the underlying shares of Common Stock and are subject to a three-year vesting schedule. In addition, the Company will reimburse Mr. Kfoury for his reasonable travel and business expenses related to any business travel or expenditure specifically requested by the Company. Mr. Kfoury and the Company have agreed that his service on the Company's Operations and Technology Committee will satisfy his obligations under his Consulting Agreement.

                               EXECUTIVE OFFICERS

     The following table identifies the current executive officers of the Company(1):

NAME                   AGE      CAPACITIES IN WHICH SERVED        IN CURRENT POSITION SINCE
----                   ---      --------------------------        -------------------------
John E. Bailye.......  46    President, Chief Executive                  March 1987
                             Officer, Director and Chairman     (Chairman since October 1991)
                               of the Board
R. Bruce Savage......  51    Executive Vice President and              September 1994
                             Chief Operating Officer
George T. Robson.....  52    Executive Vice President and                 June 1997
                             Chief Financial Officer              (Executive Vice President
                                                                            since
                                                                       February 1999)
Teresa F. Winslow....  44    Senior Vice President and                    June 1997
                               President, Americas Division     (President, Americas Division
                                                                      since July 1999)
Mark H. Cieplik......  45    Senior Vice President, Worldwide             June 1997
                               Sales
Stephen Webb.........  46    Senior Vice President,                    September 1999
                             International
Christopher J.
  French.............  40    Vice President, General Counsel            January 1996
                               and Secretary                     (Secretary since July 1996)
Kathleen E.
  Donovan............  39    Vice President and Controller               March 1999

---------------
(1) In January 2000, the Company re-evaluated its executive officers' reporting requirements under applicable federal securities laws and determined that certain officers of the Company, who were considered executive officers for 1999 and who continue to hold the same office of the Company, are no longer considered current executive officers as defined under such federal securities laws.

     None of the Company's executive officers are related to any other executive officer or to any Director of the Company. Each executive officer serves at the discretion of the Board of Directors.

     MR. R. BRUCE SAVAGE has served as Executive Vice President and Chief Operating Officer since September 1994. From June 1993 until September 1994, Mr. Savage was Vice President, Europe/Asia and, from September 1988 to June 1993, Vice President, Europe. He also served as General Manager for Dendrite New Zealand from 1986 to 1987, and served as the General Manager of Dendrite Australia and Dendrite New Zealand from 1987 until September 1988. Prior to joining the Company, Mr. Savage spent 15 years in the pharmaceutical industry working for Ciba Geigy (NZ) Limited as Manager of Sales and Marketing.

     MR. GEORGE T. ROBSON has served as Executive Vice President since February 1999, and as Senior Vice President and Chief Financial Officer since June 1997. Prior to joining the Company, Mr. Robson served as Senior Vice President and Chief Financial Officer of H&R Block, Inc. from January 1996 to May 1997, and as Treasurer of such corporation from June 1996 to May 1997. In addition, Mr. Robson served as Senior Vice President of Unisys Corporation from April 1991 to January 1996, and as Chief Financial Officer of such corporation from January 1990 until January 1996. Mr. Robson holds a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania and an M.S. in Management Science from Binghamton University, previously known as the State University of New York.

     MS. TERESA F. WINSLOW has served as President, Americas Division since July 1999 and Senior Vice President since June 1997. Ms. Winslow served as Senior Vice President for the Pfizer Pharmaceutical Global Account Group from September 1996 to June 1997, as Vice President, Sales and Business Development from September 1994 to September 1996, as Executive Director, International Sales from August 1993 to

September 1994 and as Director of Marketing and Sales for Dendrite Americas from October 1991 to August 1993. Prior to joining the Company, Ms. Winslow served in various positions at Schering Laboratories, a division of Schering-Plough Corporation, most recently as National Sales Director. Ms. Winslow is a registered pharmacist and holds a Bachelor of Science in Pharmacy from the University of the Sciences, previously known as Philadelphia College of Pharmacy and Science.

     MR. MARK H. CIEPLIK has served as Senior Vice President, Worldwide Sales since June 1997. Prior to joining the Company, Mr. Cieplik served as Vice President of Americas of Interleaf, Inc. from May 1995 to May 1997. In addition, Mr. Cieplik served as Director of North America Major Accounts for System Software Associates from December 1991 to April 1995, and served in various capacities for IBM from 1976 until 1991. Mr. Cieplik holds a Bachelor of Science in Marketing from Millikin University.

     MR. STEPHEN WEBB has served as Senior Vice President, International since September 1999. Prior to joining the Company, Mr. Webb spent nine (9) years at Walsh, a division of IMS Health Strategic Technologies, a subsidiary of IMS Health, most recently as Vice President of its direct marketing, sales force management and physician database management businesses. Mr. Webb holds an Accountancy degree from Southhampton Technical College and is a member of both the Chartered Certified Accountancy and the Chartered Institute of Marketing in the United Kingdom.

     MR. CHRISTOPHER J. FRENCH has served as Vice President and General Counsel since January 1996, and as Secretary since July 1996. Prior to joining the Company, Mr. French was an associate at Skadden, Arps, Slate, Meagher & Flom from 1987 to 1996. Mr. French holds a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania and a J.D. from Fordham University School of Law.

     MS. KATHLEEN E. DONOVAN has served as Vice President and Corporate Controller since March 1999. Ms. Donovan served as Vice President of Financial Operations from August 1997 to March 1999. Prior to joining the Company, Ms. Donovan spent 14 years at Unisys Corporation, most recently as Director of Corporate Financial Planning. Ms. Donovan holds a Bachelor of Science in Finance from Georgetown University.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT

     Compensation of executive officers of the Company is established by the full Board of Directors of the Company, based upon recommendations made to it by its Compensation Committee. In addition, the Compensation Committee also administers the 1992 Stock Plan, as amended (the "1992 Stock Plan"), the 1992 Senior Management Incentive Stock Option Plan, as amended (the "ISO Plan"), and the 1997 Stock Plan. The Employee Plan, however, is administered by the Employee Plan Committee. The Compensation Committee is responsible for establishing the Company's general policy with regard to executive compensation, and is currently comprised of two directors of the Company, Messrs. Kfoury and Osborne, who are not employees of the Company. Mr. Osborne replaced Mr. Goldsmith on the Compensation Committee effective February 1, 1999.

  GENERAL POLICY

     The Compensation Committee's general policy regarding the form and level of executive compensation is to attract and retain the highest level of executive talent possible and to induce such executives to achieve both short-term objectives and long-term growth and profitability for the Company. Factors used in determining such compensation include competitive market considerations, the contribution of the individual to the present financial success of the Company, and the long-term performance of the Company. The Compensation Committee does not, however, rely upon objective factors to make compensation decisions, but instead reaches its determination based upon a subjective review of the factors set forth above. To achieve these objectives, the Company's 1999 fiscal year executive compensation program consisted of the following elements: annual base salary; other annual compensation and benefits; annual cash bonus; performance awards; and long-term compensation in the form of stock options. As part of the Company's general executive compensation policy, in 1999 the Compensation Committee decided to freeze the annual base salary of each of its executive officers for years 2000 and thereafter, and to award any future compensation increases in the form of annual cash bonuses and/or the grant of stock options and/or shares of Common Stock. Pursuant to the terms of their respective employment agreements, Messrs. John E. Bailye and R. Bruce Savage are each entitled to an increase in their respective base salary in accordance with the increase in the consumer price index (all-items portion, for urban consumers) as published in the U.S. Bureau of Labor Statistics (the "CPI"). Each of Messrs. Bailye and Savage have agreed to waive this increase.

  ANNUAL COMPONENT: BASE SALARY, OTHER COMPENSATION AND BONUS

     Each of the elements of executive compensation has a different purpose and basis. The base salary and other annual compensation and benefits paid in 1999 were made to compensate ongoing performance throughout the year. The base salary for each executive officer was based on several factors, including, but not limited to, a comparison of compensation practices of other companies in the industry, personal performance, and performance of the Company. Benefits for all executive officers included, in addition to the option and share programs discussed below, group term life insurance premiums, the Company's matching portion of the executive's 401(k) plan contribution and an annual reimbursement of up to $10,000 per executive officer for financial and tax planning services. The Compensation Committee's policy is to have annual compensation at the higher end of the range reported by the companies in its industry.

     From time to time, the Company may pay to one or more of its executives annual and/or quarterly cash bonuses and/or performance awards in the form of option or share grants as an additional incentive and reward for his or her contribution in reaching and exceeding short-term Company objectives for revenues and profitability. These cash bonuses reflect the Compensation Committee's assessment, in consultation with the President and Chief Executive Officer, of that individual's achievement and the significance of that executive officer's contribution to the financial success of the Company during a particular fiscal year. Moreover, the Compensation Committee has also established an over-achievement bonus program whereby the Company will pay additional one-time cash bonuses to each of the Company's executive officers if the Company surpasses certain milestones in excess of the Company's budgeted 1999 financial objectives. During 1999, quarterly cash bonuses were paid to each of the Company's executive officers. To further induce the executives' continued employment commitment to the Company, payment of 50% of the cash bonuses earned by each executive officer in the third and fourth quarters of 1999 was deferred until the achievement of the Company's 1999 financial objectives. The deferred portion of these bonuses was paid in February 2000. Finally, in February 2000, as part of the Compensation Committee's over-achievement plan discussed above, the Company paid additional one-time cash bonuses to each of its executive officers to reflect the Company's significant financial achievements in 1999.

  LONG-TERM COMPONENT: INCENTIVE STOCK OPTIONS, ANNIVERSARY SHARE AWARDS, EMPLOYEE PLAN AND ANNUAL OPTION GRANT PROGRAM

     The long-term component of executive compensation involves primarily the award of tax-qualified incentive stock options to align the interests of the executive with those of the shareholders. The amount of options awarded is intended to be set at a level sufficient to create a meaningful opportunity for stock ownership in executives other than Mr. Bailye, the Company's founding shareholder. To comply with Federal income tax requirements for incentive stock options, the options are granted with an exercise price equal to the fair market value per share of the Common Stock at the time of the grant. To induce the executives' long-term employment commitment to the Company, any options granted in 1999 became exercisable in equal twenty-five percent (25%) installments over a four-year vesting schedule, and expire if not exercised within ten years after the date of grant. However, effective as of December 8, 1999, such options previously granted or to be granted to such executive officers become exercisable as follows: twenty-five percent (25%) on the first anniversary of the date of grant and the remaining seventy-five percent (75%) pro-rata on a monthly basis over the following three years. Options under the 1997 Stock Plan were granted in 1999 to each of the Company's executive officers in connection with such executive officers' individual performance. In addition, Mr. Robson was granted additional options in 1999 in accordance with the terms of his employment agreement.

     Furthermore, the Company's Employee Plan provides, among other things, certain eligible employees, including the executive officers, with an opportunity to acquire an interest in the Company through the purchase of Common Stock through accumulated payroll deductions. The Company also awards shares of its Common Stock to executive officers upon such person's five-year anniversary of employment with the Company. Such share grants are designed to reward employees for their long-term employment commitment to the Company.

     On December 8, 1999, the Company's Compensation Committee approved the adoption of an Annual Option Grant Program for senior management. The purpose of this program is to demonstrate the Company's commitment to having the individual members of the Company's Board of Directors and its executive officers maintain a significant level of ownership interest in the Company and to align such individual's interests with those of the Company's shareholders. Accordingly, effective for calendar year 2000 and thereafter, each of the Company's executive officers and non-employee Directors will be granted options to purchase a certain number of shares of the Company's Common Stock having a pre-determined Black-Scholes grant value for each level of executive officer and for such non-employee Directors. Such options shall (i) be granted under the 1997 Stock Plan, (ii) be issued with an exercise price equal to the fair market value on the date of grant, and (iii) with respect to the Company's executive officers, become exercisable pursuant to the vesting schedule provided above, and with respect to the Company's non-employee members of the Board of Directors, vest and become one hundred percent (100%) exercisable on the first anniversary of the date of grant.

  PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION

     The 1999 annual base salary for Mr. Bailye, the Chairman of the Board, President and Chief Executive Officer of the Company, was established pursuant to his Employment Agreement. The Compensation Committee may, in its discretion, determine to pay Mr. Bailye an annual cash bonus if the Company meets or exceeds its budgeted goals in a particular fiscal year, which Mr. Bailye received for the 1999 fiscal year. From time to time, the Compensation Committee may, in its discretion, grant to Mr. Bailye options to purchase shares of the Company's Common Stock. However, none of such options are deemed incentive stock options, to the extent that the exercise price does not exceed 110% of the fair market value of the Company's Common Stock at the time of grant, because Mr. Bailye's stock ownership in the Company exceeds ten percent (10%). In 1999, Mr. Bailye was granted options to purchase an aggregate of 187,500 shares of Common Stock and, in January 2000, Mr. Bailye was granted additional options to purchase an aggregate of 108,500 shares of Common Stock. None of such options were incentive stock options. Mr. Bailye does not participate in decisions of the Board relating to his own compensation.

  DEFERRED COMPENSATION PLAN

     The Company's Deferred Compensation Plan provides certain highly compensated employees of the Company with the opportunity to elect to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment vehicles. Under the Deferred Compensation Plan, the amount of compensation or awards deferred will be credited to a deferral account maintained by the Company on the date such deferred compensation would have been paid to the employee. Such deferred compensation in the deferred accounts shall be invested in certain investment vehicles as may be specified from time to time by the Deferred Compensation Plan's administrator. The Company shall settle the deferral account by payment of cash or, in the discretion of the Company, by delivery of other assets having a fair market value equal to the amount credited to the deferral account. Payments in settlement of a deferral account shall be made as soon as practicable after the date, and in such installments, as may be directed by the employee. If the total distribution to be made is less than $25,000, then the form of distribution in all cases will be a lump sum.

  OPTION PROFIT DEFERRAL PROGRAM

     Pursuant to the Deferred Compensation Plan, in January 2000, the Board of Directors approved the adoption of the Option Profit Deferral Program whereby executive officers may defer receipt of shares of Common Stock (the "Profit Shares") that such person would otherwise have been entitled to receive upon the exercise of a stock option previously granted by the Company to such person. Such Profit Shares will be treated as deferred compensation under the Deferred Compensation Plan. Distribution of the Profit Shares will be made in the form of shares of the Company's Common Stock, and such participant may not elect to receive cash in lieu of stock. Profit Shares will be distributed at such time as the executive officer elects pursuant to the Deferred Compensation Plan's distribution provisions.

  SHARE OWNERSHIP PROGRAM

     On December 8, 1999, the Company's Compensation Committee approved the adoption of a Share Ownership Program for senior management. The purpose of this program is to demonstrate its commitment to have the individual members of the Company's Board of Directors and executive officers maintain a significant level of ownership interest in the Company and to align such individual's interests with those of the Company's shareholders. Set forth below are the mandatory ownership levels for each of the specified positions.

                                                             MANDATORY MINIMUM
POSITION                                                  OWNERSHIP LEVEL (SHARES)
--------                                                  ------------------------
President and Chief Executive Officer...................          100,000
Executive Vice President................................           50,000
Senior Vice President...................................           25,000
Vice President..........................................           15,000
Non-employee Director...................................           15,000

     For each level of executive officer or non-employee member of the Board of Directors, fifty percent (50%) of the applicable mandatory ownership level must be achieved by the later of (i) the third anniversary of the effective date of this policy (December 8, 2002) or (ii) the third anniversary of the date of hire or promotion to the applicable position, whichever is later. One hundred percent (100%) of the applicable mandatory ownership level must be achieved by the fifth anniversary of the later of the applicable dates referenced in the immediately preceding sentence. The Share Ownership Program provides, among other things, that the failure of such Director or executive officer to meet the required ownership levels will disqualify such individual from receiving any further options or long-term incentive awards until such individual's ownership is brought into compliance with the mandatory ownership levels specified in the Share Ownership Program.

  1999 YEAR-END INCENTIVE STOCK BONUS PROGRAM

     On December 8, 1999, the Company's Compensation Committee approved the adoption of the 1999 Year-End Incentive Stock Bonus Program whereby executive officers may elect to receive their 1999 year-end incentive bonus (including any amounts earned but deferred in accordance with the Company's 1999 Bonus Plan) in shares of the Company's Common Stock (the "Bonus Shares"). The number of such Bonus Shares shall equal the amount of the executive officer's 1999 bonus which such individual elects to receive in Common Stock divided by the closing price of the Company's Common Stock on the trading date immediately prior to the payment date of the 1999 bonus. In order to encourage such executive officers to elect to receive their 1999 bonus in Bonus Shares, the Company will grant to each executive officer who elects to receive such Bonus Shares, a stock option to purchase that number of shares of the Company's Common Stock equal to the number of Bonus Shares such individual receives (calculated without giving effect to any Bonus Shares withheld to pay any required withholding taxes) (the "Tandem Options"). Such Tandem Options will be considered incentive stock options to the extent permitted by law and will vest and become fully exercisable on the first anniversary of the 1999 bonus payment date. The Tandem Options and the Bonus Shares will be issued under the Company's 1997 Stock Plan.

  SECTION 162(m) OF THE INTERNAL REVENUE CODE

     A feature of the Omnibus Budget Reconciliation Act of 1993 (the "Act") limits deductibility of certain compensation for the Chief Executive Officer and the other four highest compensated executive officers (the "Covered Employees") to $1 million per year, effective for tax years beginning on or after January 1, 1994. Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), if certain conditions are met, including the removal of positive discretion in the determination of individual rewards, compensation may be excluded from consideration of the $1 million limit. The policy of the Compensation Committee related to this Act is to establish and maintain a compensation program which maximizes the creation of long-term shareholder value.

     The Company's 1992 Stock Plan, the ISO Plan, the 1997 Stock Plan and the Employee Plan meet the necessary conditions for exclusion from consideration of non-deductibility as set forth in Section 162(m) of the Code. The actions taken by the Company, pursuant to Section 162(m) of the Code, evidence the intention of the Compensation Committee to comply with the intent of the Board of Directors and the shareholders of the Company to recognize and reward performance which increases the value of the Company.

                             COMPENSATION COMMITTEE
                          (as constituted at year-end)

                                Edward J. Kfoury
                               Terence H. Osborne

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors are as named above in the Compensation Committee Report. No member of any such Committee was at any time during the 1999 fiscal year or at any other time an officer or employee of the Company.

     No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

  SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table and accompanying footnotes provide certain summary information concerning the compensation earned by the Company's President and Chief Executive Officer and the next four most highly compensated executive officers for 1999 (the "Named Officers"), in each case for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 1997, 1998 and 1999.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION
                             ------------------------------------------------    LONG-TERM
                                                                                COMPENSATION
                                                                                  AWARDS/
                                                                                 SECURITIES
                                                              OTHER ANNUAL       UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)   COMPENSATION($)(1)    OPTIONS(#)    COMPENSATION($)(2)
---------------------------  ----   ---------   --------   ------------------   ------------   ------------------
John E. Bailye..........     1999   $450,000    $403,000        $      0          187,500           $17,981
  President and Chief        1998    450,000     360,000               0                0           164,604
  Executive Officer          1997    436,920     160,000          11,766          416,000             5,443

R. Bruce Savage.........     1999    302,284     318,500               0          112,500             6,974
  Executive Vice President   1998    297,500     288,750               0           50,000             8,139
  and Chief Operating        1997    293,977     109,000          11,766          136,000             5,898
  Officer

George T. Robson........     1999    217,000     193,500         218,000          187,500            68,652
  Executive Vice President   1998    284,083     200,000         121,750           80,000             7,064
  and Chief Financial        1997    200,000     120,000               0          400,000               674
  Officer

Teresa F. Winslow.......     1999     70,776      42,337         487,463           52,500             6,598
  Senior Vice President and  1998    168,735      79,926         541,895                0             5,408
  President, Americas        1997    219,267     235,900           3,138          176,000             5,015
  Division

Mark H. Cieplik.........     1999    260,000     285,000               0           52,500            10,183
  Senior Vice President,     1998    255,004     236,250               0                0               408
  Worldwide Sales            1997    161,062     100,000               0          220,000               148

---------------
(1) Other annual compensation includes the following:

     (A) In the case of Mr. Bailye, such amount for 1997 represents the fair market value as of the date of issuance of a stock award granted to him.

     (B) In the case of Mr. Savage, such amount for 1997 represents the fair market value as of the date of issuance of a stock award granted to him.

     (C) In the case of Mr. Robson, such amount for 1999 represents deferred compensation consisting of $93,000 of deferred salary and $125,000 of deferred bonus. Such amount for 1998 represents deferred compensation consisting of $21,750 of deferred salary and $100,000 of deferred bonus. Such amount for 1997 represents the fair market value as of the date of issuance of a stock award granted to him.

     (D) In the case of Ms. Winslow, such amount for 1999 represents deferred compensation consisting of $189,800 of deferred salary and $297,663 of deferred bonus. Such amount for 1998 represents deferred compensation consisting of $86,821 of deferred salary and $455,074 of deferred bonus. Such amount for 1997 represents the fair market value as of the date of issuance of a stock award granted to her.

(2) All other compensation includes the following:

     (A) In the case of Mr. Bailye, such amount in 1999 includes Group Term Life Insurance premiums of $638, the Company's matching portion of the employee's 401(k) contributions of $4,800, and $10,250 in federal tax and $2,293 in Medicaid tax relating to the forgiveness of debts and receivables for Kookaburra Inc., the Company's predecessor in interest ("Kookaburra Inc.") (as more fully described in the Company's Proxy Statement for its 1999 Annual Meeting of Shareholders). Such amount in 1998 includes Group Term Life Insurance premiums of $1,346, the Company's matching portion of the employee's 401(k) contributions of $5,000 and $116,908 relating to the forgiveness of the Kookaburra Inc. receivable and $41,350 as payment for the cash value of the tax benefit relating to such receivable. Such amount in 1997 includes Group Term Life Insurance premiums of $693 and the Company's matching portion of the employee's 401(k) contributions of $4,750. Such amounts under all other compensation previously reported for Mr. Bailye in 1997 included life insurance premium payments of $5,120. The foregoing payments were deemed not to be compensation to Mr. Bailye because such amounts represented key man life insurance premium payments on a policy whose primary beneficiary is the Company.

     (B) In the case of Mr. Savage, such amount in 1999 includes Group Term Life Insurance premiums of $2,174 and the Company's matching portion of the employee's 401(k) contributions of $4,800. Such amount in 1998 includes Group Term Life Insurance premiums of $3,139 and the Company's matching portion of the employee's 401(k) contributions of $5,000. Such amount in 1997 includes Group Term Life Insurance premiums of $1,148 and the Company's matching portion of the employee's 401(k) contributions of $4,750.

     (C) In the case of Mr. Robson, such amount in 1999 includes Group Term Life Insurance premiums of $2,232, the Company's matching portion of the employee's 401(k) contributions of $4,800, the reimbursement of $14,578 for taxes which were charged in error relating to the exercise of incentive stock options in 1998, Deferred Compensation Plan Life Insurance premiums of $964 and $46,078 in relocation expenses. Such amount in 1998 includes Group Term Life Insurance premiums of $3,168 and the Company's matching portion of the employee's 401(k) contributions of $3,896. Such amount in 1997 includes Group Term Life Insurance premiums of $674.

     (D) In the case of Ms. Winslow, such amount in 1999 includes Group Term Life Insurance premiums of $374 and the Company's matching portion of the employee's 401(k) contributions of $2,123, the reimbursement of $3,488 for taxes which were charged in error relating to the exercise of incentive stock options in 1998, and Deferred Compensation Plan Life Insurance premiums of $613. Such amount in 1998 includes Group Term Life Insurance premiums of $408 and the Company's matching portion of the employee's 401(k) contributions of $5,000. Such amount in 1997 includes Group Term Life Insurance premiums of $265 and the Company's matching portion of the employee's 401(k) contributions of $4,750.

     (E) In the case of Mr. Cieplik, such amount in 1999 includes Group Term Life Insurance premiums of $374, the Company's matching portion of the employee's 401(k) contributions of $4,800 and the reimbursement of $5,009 for taxes which were charged in error relating to the exercise of incentive stock options in 1998. Such amount in 1998 includes Group Term Life Insurance premiums of $408. Such amount in 1997 includes Group Term Life Insurance premiums of $148.

  OPTION GRANTS IN FISCAL 1999

     The following table contains information concerning the stock option grants made under the 1997 Stock Plan to each of the Named Officers for the fiscal year ended December 31, 1999. No stock appreciation rights were granted to these individuals during such year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                           ---------------------------------------------------------      VALUE OF ASSUMED
                                           PERCENTAGE                                          ANNUAL
                           NUMBER OF        OF TOTAL                                       RATES OF STOCK
                           SECURITIES        OPTIONS        EXERCISE OR                  PRICE APPRECIATION
                           UNDERLYING      GRANTED TO       BASE PRICE                   FOR OPTION TERM(3)
                            OPTIONS       EMPLOYEES IN       PER SHARE    EXPIRATION   -----------------------
NAME                       GRANTED(#)   FISCAL YEAR(1)(%)    ($/SH)(2)       DATE          5%          10%
----                       ----------   -----------------   -----------   ----------   ----------   ----------
John E. Bailye...........   187,500            8.9%           $16.75       5/09/09     $1,975,122   $5,005,347
R. Bruce Savage..........   112,500            5.3%            16.75       5/09/09      1,185,073    3,003,208
George T. Robson.........   112,500            5.3%            16.75       5/09/09      1,185,073    3,003,208
                             75,000            3.5%            22.00       5/31/09      1,037,676    2,629,675
Teresa F. Winslow........    52,500            2.5%            16.75       5/09/09        553,034    1,401,497
Mark H. Cieplik..........    52,500            2.5%            16.75       5/09/09        553,034    1,401,497

---------------
 *  Less than one percent.

(1) Such percentages were based upon a total of 2,116,202 options granted to all employees in fiscal 1999.

(2) All options were granted under the 1997 Stock Plan at fair market value on the date of grant as determined by the Compensation Committee.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are prescribed by rules of the SEC and are calculated on the basis of the fair market value of the underlying securities on the date of grant as determined by the Compensation Committee. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level.

     Each of the options shall become exercisable and vested based upon a four-year vesting schedule with 25% of each option grant vesting on the first anniversary of the date of grant while the remaining 75% vest pro-rata on a monthly basis over the following three years. The underlying shares are subject to cancellation by the Company, to the extent unvested, should the optionee cease employment. The Compensation Committees has the discretion to accelerate the date of exercisability of any portion of any option granted under the 1997 Stock Plan. Each option has a maximum term of ten years.

  AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND FISCAL 1999 YEAR-END OPTION VALUES

     The following table sets forth, for each of the Named Officers, information concerning option exercises and option holdings for the fiscal year ended December 31, 1999. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT               IN-THE-MONEY OPTIONS
                              SHARES                         FISCAL YEAR END(#)         AT FISCAL YEAR END($)(1)
                             ACQUIRED         VALUE      ---------------------------   ---------------------------
NAME                      ON EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      --------------   -----------   -----------   -------------   -----------   -------------
John E. Bailye..........          --               --      633,000        187,500      $17,386,354    $3,210,938
R. Bruce Savage.........     324,750        4,977,785       76,812        224,688        1,933,652     4,651,404
George T. Robson........     133,250        2,679,147      190,500        475,000        5,412,964    10,941,920
Teresa F. Winslow.......     135,000        1,637,589      108,749        142,501        3,207,898     3,594,221
Mark H. Cieplik.........      90,000        1,292,317       78,125        169,375        2,314,453     4,361,484

---------------
(1) Calculated on the basis of the closing price of the Common Stock at December 31, 1999 of $33.875 per share, less the per share exercise price.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

  EMPLOYMENT AGREEMENT WITH JOHN E. BAILYE

     The Company has entered into an Employment Agreement with John E. Bailye (the "Bailye Employment Agreement"), which names Mr. Bailye as the President and Chief Executive Officer of the Company. Pursuant to the Bailye Employment Agreement, Mr. Bailye's current annual base salary is $450,000 per year, to be increased each year in accordance with the increase in the CPI. Mr. Bailye has agreed to waive the CPI increase in his annual base salary for 1999.

     At a minimum of once every two years (but in no event more than once every year) the Compensation Committee will review Mr. Bailye's annual base salary in the light of the performance of the Company and evaluate whether it should consider any adjustment in Mr. Bailye's annual base salary in addition to any CPI adjustment to which he may be entitled. In addition to his base salary, the Compensation Committee, in its discretion, shall pay Mr. Bailye a bonus which is generally envisaged to be fifty percent (50%) of Mr. Bailye's annual base salary for the year. Under his agreement, Mr. Bailye is entitled to the fringe benefits generally made available to employees of the Company from time to time and shall be entitled to four weeks annual vacation, which may be carried forward from year to year, provided that any accumulated vacation in excess of eight weeks shall be forfeited.

     The Bailye Employment Agreement has an initial term continuing through December 31, 2000 (the "Term"). Upon December 31 of each year during the Term, the Term shall automatically be continued for an additional year unless, prior to such December 31, either party gives written notice to the other party that the Term will not be extended. In addition, upon a Change in Control (as defined therein), the remaining Term shall, if less than two years at such date, be extended automatically to continue for at least two years following such Change in Control. Notwithstanding its stated term, (i) either party may terminate the Bailye Employment Agreement for any reason whatsoever by providing the other party with certain advance written notice, and (ii) the Board of Directors of the Company may terminate the Bailye Employment Agreement for (A) any gross misconduct or gross neglect on Mr. Bailye's part with respect to his duties under the agreement which gross misconduct or gross neglect has or is likely to have a material adverse effect upon the business of the Company, provided, however, that Mr. Bailye's good faith exercise of his business judgment in executing his duties under the agreement does not constitute Cause (as defined therein) thereunder, or (B) the indictment of Mr. Bailye for a felony which relates to his duties under the agreement or has or is likely to have a material adverse effect on the business of the Company, provided, that, if Mr. Bailye ultimately is not convicted of, or does not plead guilty or nolo contendere to, such felony, Mr. Bailye's termination of employment shall be treated retroactively as a termination by the Company without cause and he shall be entitled to severance under the agreement. The Bailye Employment Agreement shall terminate automatically in the event of the death or Disability (as defined therein) of Mr. Bailye.

     In the event that Mr. Bailye's employment is terminated by (i) the Company for any reason other than Cause or Disability, or as a result of Mr. Bailye's death, or (ii) Mr. Bailye for Good Reason (as defined therein), Mr. Bailye shall be entitled to receive severance payments in the aggregate amount equal to the sum of (A) the annual rate of his base salary in effect as of the date of termination (not taking into account any reductions which would constitute Good Reason) and (B) the average of the total annual bonus compensation earned by him during the three completed fiscal years of the Company immediately preceding his date of termination, divided by twelve (12), and multiplied by the number of full and fractional months remaining in the Term as of his date of termination. Such severance payments shall be paid by the Company in cash in consecutive equal monthly payments commencing no later than thirty (30) days after the effective date of the termination of Mr. Bailye's employment for a period through the remainder of the Term as of the date of termination.

     In the event that, during the Term and within the two-year period following a Change in Control, Mr. Bailye's employment is terminated by (i) the Company for any reason other than Cause or Disability, or as a result of Mr. Bailye's death, or (ii) Mr. Bailye for Good Reason, Mr. Bailye shall be entitled to receive severance payments in the aggregate amount equal to three (3) times the sum of (A) the annual rate of his base salary in effect as of the date of termination (not taking into account any reductions which would constitute Good Reason) and (B) the highest annual bonus compensation earned by him during the three (3) completed fiscal years of the Company immediately preceding his date of termination. Such severance payments shall be paid by the Company in a lump sum in cash.

     In the event that the Company provides Mr. Bailye with written notice that it is not extending the Term, the Compensation Committee shall determine, in its sole discretion, the amount of any severance payments to be made to Mr. Bailye, which amount shall be determined as of Mr. Bailye's date of termination in accordance with what is usual and customary for companies of comparable size operating in a similar industry as the Company as it exists as of the effective date of termination and which is appropriate for Mr. Bailye's employment position with the Company.

     During the period of his employment with the Company and for a period of two (2) years following any voluntary termination by him (other than a termination for Good Reason) or any termination by the Company for Cause, Mr. Bailye is prohibited, whether directly or indirectly, in any U.S. state or foreign country where the Company is doing business at the time of Mr. Bailye's termination, from (i) engaging in any venture or activity in competition with the business of the Company or its affiliates, or any business that the Company may establish that it will likely conduct within one year of Mr. Bailye's departure; (ii) soliciting for any venture or activity in competition with the businesses conducted by the Company or its affiliates any customers who were customers within one year of Mr. Bailye's departure or soliciting, whether directly or indirectly, such customers to reduce their business with the Company or its affiliates; or (iii) inducing or attempting to influence any employee of the Company or its affiliates employed on the effective date of Mr. Bailye's termination, or within six months prior to such termination, to terminate his or her employment with the Company. In the event the Company terminates Mr. Bailye's employment without Cause (or elects not to extend Mr. Bailye's employment) or Mr. Bailye terminates his employment for Good Reason, the restrictive covenants described above shall apply for a period of six (6) months following Mr. Bailye's date of termination. The Bailye Employment Agreement may not be assigned by either party other than by the Company in connection with certain business combinations.

  OTHER EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements (each, an "Employment Agreement") with each of R. Bruce Savage, Teresa F. Winslow, George T. Robson and Mark H. Cieplik. Such persons serve at the discretion of the Board of Directors. Each Employment Agreement provides for annual vacation and such fringe benefits as are generally made available to employees of the Company.

     Mr. Savage's Employment Agreement provides for a current annual base salary of $302,285, to be increased each year in accordance with the increase in the CPI. Mr. Savage has agreed to waive the CPI increase in his annual base salary for 1999. In addition to his base salary, Mr. Savage is eligible to receive an annual bonus provided that (i) the Company achieves certain goals and objectives and (ii) Mr. Savage is employed by the Company at the end of any such year. Upon execution of his Employment Agreement, Mr. Savage was granted options to purchase 120,000 shares of Common Stock. Such options were granted at the fair market value of the underlying shares of Common Stock and are subject to a four-year vesting schedule. Upon the first anniversary of his Employment Agreement, Mr. Savage received an additional grant of options to purchase 75,000 shares of Common Stock. The price for such options was determined by the Compensation Committee and are subject to a four-year vesting schedule. Notwithstanding the foregoing, in the event of (i) a Change of Control (as defined therein), if Mr. Savage is not retained in a similar position or if no similar position is offered to Mr. Savage following a Change of Control, or (ii) the termination of Mr. Savage's employment by the Company without Cause (as defined therein), all of Mr. Savage's options owned by him at the time of such event shall immediately vest.

     In the event that the Company terminates Mr. Savage's employment for any reason other than death, Cause or Disability (as defined) prior to July 24, 2000, Mr. Savage shall be entitled to receive severance payments totaling twenty-four (24) months base salary (calculated at a rate of base salary then being paid to Mr. Savage as of the date of termination) and, solely for the calendar year in which Mr. Savage is terminated, a pro rata portion of the bonus that Mr. Savage would have otherwise been entitled to had he been employed by the Company for the entire year in which he was terminated, the amount of any such bonus corresponding to the portion of the year to have elapsed through the termination date. Such severance payments in respect of base salary shall be paid in twenty-four (24) consecutive equal monthly payments commencing not later than thirty (30) days after the effective date of the termination of Mr. Savage's employment. Any pro rata bonus payment shall be paid by the Company in a lump sum within sixty (60) days of the date of termination.

     In the event that the Company terminates Mr. Savage's employment for any reason other than death, Cause or Disability on or after July 24, 2000, Mr. Savage shall be entitled to receive severance payments totaling twelve (12) months base salary (calculated at a rate of base salary then being paid to Mr. Savage as of the date of termination) and, solely for the calendar year in which Mr. Savage is terminated, a pro rata portion of the bonus that Mr. Savage would have otherwise been entitled to had he been employed by the Company for the entire year in which he was terminated, the amount of any such bonus corresponding to the portion of the year to have elapsed through the termination date. Such severance payments in respect of base salary shall be paid in twelve
(12) consecutive equal monthly payments commencing not later than thirty (30) days after the effective date of the termination of Mr. Savage's employment. Any pro rata bonus payment shall be paid by the Company in a lump sum within sixty
(60) days of the date of termination.

     Mr. Robson's Employment Agreement provides for an annual base salary of $300,000, to be adjusted annually in the discretion of the Compensation Committee ($310,000 for 1999). In addition to his base salary, commencing on the completion of the third fiscal quarter of 1997, Mr. Robson is eligible to receive a target quarterly bonus, provided that Mr. Robson is employed by the Company at the end of any such quarter, and such target bonus may be increased or decreased at the discretion of the Board of Directors based upon the Company's performance against its current year financial objectives. Mr. Robson was also granted options to purchase 600,000 shares of Common Stock. Such options were granted at the fair market value of the underlying shares of Common Stock and are subject to a four-year vesting schedule. Mr. Robson is also entitled to receive options to purchase 120,000 and 75,000 shares of Common Stock, respectively, on each of the first and second anniversary date of his Employment Agreement. The price of such options will be determined by the Compensation Committee and will be subject to a four-year vesting schedule. Notwithstanding the foregoing, in the event of a Change of Control (as defined therein), if Mr. Robson is not retained in a similar position or if no similar position is offered to Mr. Robson following a Change of Control, all of Mr. Robson's options owned by him at the time of such event shall immediately vest.

     In the event that the Company terminates Mr. Robson's employment for any reason other than death, Cause (as defined therein) or Disability (as defined therein), Mr. Robson shall be entitled to receive severance payments totaling his annual base salary. Such severance payments shall be paid in twelve (12) consecutive equal monthly payments commencing not later than thirty (30) days after the effective date of the termination of Mr. Robson's employment.

     Ms. Winslow's Employment Agreement provides for an initial starting salary of $110,000 to be reviewed at least annually and to be adjusted based on performance ($260,575 for 1999). In addition to her base salary, Ms. Winslow is eligible to receive a bonus payable on terms and conditions agreed to between Ms. Winslow and the Company.

     Mr. Cieplik's Employment Agreement provides for an annual base salary of $250,000, to be adjusted annually in the discretion of the Compensation Committee ($260,000 for 1999). In addition to his base salary, commencing on the completion of the third fiscal quarter of 1997, Mr. Cieplik is eligible to receive a target quarterly bonus, provided that Mr. Cieplik is employed by the Company at the end of any such quarter, and such target bonus may be increased or decreased at the discretion of the Board of Directors based upon the Company's performance against its current year financial objectives. Mr. Cieplik was also granted options to purchase 330,000 shares of Common Stock. Such options were granted at the fair market value of the underlying shares of Common Stock and are subject to a four-year vesting schedule.

     In the event that the Company terminates Mr. Cieplik's employment for any reason other than death, Cause (as defined therein) or Disability (as defined therein), Mr. Cieplik shall be entitled to receive severance payments totaling six (6) months Compensation (as defined therein) (calculated at the rate of Compensation then being paid to Mr. Cieplik). Such severance payments shall be paid in six (6) consecutive equal monthly payments commencing not later than thirty (30) days after the effective date of the termination of Mr. Cieplik's employment.

     The Company may terminate the Employment Agreements of each of Mr. Savage, Mr. Robson and Mr. Cieplik for (i) any gross misconduct on such employee's part with respect to his duties under his respective agreement, (ii) the engaging by such employee in an indictable offense which relates to his duties under his respective agreement or which is likely to have a material adverse effect on the business of the Company, (iii) the commission by such employee of any willful or intentional act which injures in a material respect or could reasonably be expected to injure in any material respect the reputation, business or business relationships of the Company, or (iv) the engaging by such employee through gross negligence in conduct which injures materially or could reasonably be expected to injure materially the business or reputation of the Company. Each such Employment Agreement shall terminate automatically in the event of the death or Disability of such employee.

     Each Employment Agreement restricts the respective employee from disclosing any confidential information of the Company, or any confidential information of the Company's clients, customers or suppliers to any person without the prior written consent of the Company or the client, customer or supplier, as the case may be. Each Employment Agreement, other than Ms. Winslow's, also provides that for a period of two years following termination of employment, with or without cause, each employee is prohibited from (i) performing services that compete with the businesses conducted by the Company or any of its affiliates or rendering services to any organization or entity which competes with the business or businesses conducted by the Company or any of its affiliates anywhere in the United States or elsewhere where the Company or any of its affiliates do business, or any business or businesses that the Company or any of its affiliates may establish that it will likely conduct within one year (or, in the case of Ms. Winslow, six months) following the date of such employee's termination; (ii) soliciting any customers or potential customers of the Company with whom the employee had contact while employed by the Company or who was a customer of the Company at any time during the two years immediately before the employee's termination; (iii) requesting that any of the Company's customers or suppliers discontinue doing business with the Company; (iv) knowingly taking any action that would disparage the Company or be to its disadvantage; or (v) employing or attempting to employ or assisting anyone else to employ any employee or contractor of the Company to terminate their employment or engagement with the Company. Ms. Winslow's Employment Agreement is substantially similar to the other Employment Agreements, except that the term of her noncompetition covenant is three years, not two. In addition, in consideration for such noncompetition covenant, the Company has agreed to pay Ms. Winslow one year's base salary at the Company's discretion, to be paid in equal monthly installments over two years, except that such payments shall be discontinued if Ms. Winslow becomes employed during such period. The four Employment Agreements are not assignable by either party, except that the Company may assign its rights to any affiliated or successor entity.

                         COMMON STOCK PERFORMANCE GRAPH

     The graph depicted below shows the Company's stock price as an index assuming $100 invested on June 30, 1995, the first day of public trading in the Common Stock, along with the composite prices of companies listed in the Nasdaq Stock Market-US Index and the Hambrecht & Quist Technology Index.

                  COMPARISON OF CUMULATIVE TOTAL RETURN*(1)(2)
                      AMONG DENDRITE INTERNATIONAL, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX
[GRAPH]

                                                        DENDRITE                  NASDAQ STOCK              HAMBRECHT & QUIST
                                                   INTERNATIONAL, INC.            MARKET (U.S.)                TECHNOLOGY
                                                   -------------------            -------------             -----------------
Jun 95                                                   100.00                      100.00                      100.00
Dec 95                                                   112.00                      113.00                      107.00
Dec 96                                                    51.00                      139.00                      133.00
Dec 97                                                   120.00                      171.00                      156.00
Dec 98                                                   310.00                      241.00                      243.00
Dec 99                                                   639.00                      435.00                      542.00

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Common Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

---------------

 * $100 invested on June 30, 1995 in stock or index, including reinvestment of dividends, fiscal year ending December 31.

(1) The Company's fiscal year ended on December 31, 1999.

(2) No cash dividends have been declared on the Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 15, 2000 by (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) each of the Directors, nominees for Director and Named Officers and
(iii) all current Directors and executive officers as a group. Unless indicated otherwise, the address of each of these persons is c/o Dendrite International, Inc., 1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6797.

NAME AND ADDRESS OF BENEFICIAL OWNER                          NUMBER(1)(2)    PERCENTAGE(3)
------------------------------------                          ------------    -------------
Pilgrim Baxter & Associates.................................   3,296,416           8.46
  825 Duportail Road
  Wayne, Pennsylvania 19087
The TCW Group, Inc. ........................................   3,229,657           8.29
  865 South Figueroa Street
  Los Angeles, California 90017
Waddell & Reed Financial, Inc. .............................   2,262,150           5.81
  P.O. Box 29217
  6300 Lamar Avenue
  Overland Park, Kansas 66202-4200
John E. Bailye(4)...........................................   4,975,098          12.55
John H. Martinson(5)........................................     312,312              *
Bernard M. Goldsmith(6).....................................      84,000              *
Paul A. Margolis(7).........................................      58,000              *
Edward J. Kfoury(8).........................................     156,000              *
Terence H. Osborne(9).......................................      63,000              *
R. Bruce Savage(10).........................................     252,209              *
George T. Robson(11)........................................     316,316              *
Teresa F. Winslow(12).......................................     164,512              *
Mark H. Cieplik(13).........................................      92,625              *
All Directors and current executive officers (13
  persons)(4)(5)(6)(7)(8)(9)(10)(11)(12)(13)(14)............   6,578,940          16.14

---------------
  *  Less than 1% of the outstanding shares of Common Stock.

 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

 (2) Common Stock subject to options currently exercisable or exercisable on or prior to 60 days after the date as of which information is presented are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

 (3) The applicable percentages of ownership are based on 38,957,422 shares of Common Stock outstanding as of March 15, 2000.

 (4) Represents 3,398,808 shares owned of record by Mr. Bailye, 812,415 shares owned of record by Carinya Holdings Company ("Carinya"), 84,000 shares owned of record by the Bailye Family Foundation (the "Foundation") and options exercisable for 679,875 shares of Common Stock. Carinya is a general partnership consisting of Mr. Bailye, Mr. Bailey's wife, and trusts for the benefit of each of their two minor children, the trustees of which are Mr. Bailey's parents and Mrs. Bailey's parents, respectively, as general partners. The partnership agreement provides that the voting power with respect to shares owned by the partnership resides with the majority vote of all partners other than Mr. Bailye. Mr. Bailye disclaims beneficial ownership of the shares owned of record by Carinya except to the extent of the two 10% partners' interests therein owned by Mr. Bailye and his spouse, respectively. The Foundation is a trust established exclusively to provide financial support for charitable organizations which are exempt institutions under Section 501(c) (3) of the Internal Revenue Code. Mr. Bailye and his spouse constitute two of the three trustees of the Foundation.

 (5) Represents Mr. Martinson's portion of shares previously owned by Edison Venture Fund II, L.P. and Edison Venture Fund II-Pa, L.P. which were distributed to the partners of such entities, including Mr. Martinson, and options exercisable for 120,000 shares of Common Stock.

 (6) Represents options exercisable for 84,000 shares of Common Stock.

 (7) Represents options exercisable for 58,000 shares of Common Stock.

 (8) Represents options exercisable for 156,000 shares of Common Stock.

 (9) Represents options exercisable for 63,000 shares of Common Stock.

(10) Represents 208,147 shares owned of record by Mr. Savage and options exercisable for 44,062 shares of Common Stock.

(11) Represents 32,691 shares owned of record by Mr. Robson and options exercisable for 283,625 shares of Common Stock.

(12) Represents 26,700 shares owned of record by Ms. Winslow and options exercisable for 137,812 shares of Common Stock.

(13) Represents options exercisable for 92,625 shares of Common Stock.

(14) Includes 25,088 shares of Common Stock and options exercisable for 79,780 shares of Common Stock held by executive officers not listed in the table.

                                 PROPOSAL NO. 2

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board is asking the shareholders of the Company to ratify its appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000. The Board wishes to receive the majority of the votes cast at the Annual Meeting to ratify the selection of Arthur Andersen LLP.

     In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection, but may elect to retain Arthur Andersen LLP nevertheless. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its shareholders' best interests.

     Arthur Andersen LLP has audited the Company's financial statements annually since fiscal year 1993. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                 PROPOSAL NO. 3

                  APPROVAL OF AMENDMENT TO THE 1997 STOCK PLAN

     The 1997 Stock Plan was adopted by the Board of Directors and shareholders on July 24, 1997 and May 19, 1998, respectively, and authorizes the grant of "incentive stock options" (within the meaning of Section 422 of the Code), non-qualified stock options, and stock awards based on the value of the Company's Common Stock. No more than 6,000,000 shares of Common Stock (subject to adjustment) are presently available for grant under the 1997 Stock Plan.

     Shareholders are being asked to consider and vote upon a proposed amendment (the "Amendment") to the 1997 Stock Plan to increase the maximum number of shares of Common Stock available for issuance under the 1997 Stock Plan from 6,000,000 shares to 8,500,000 shares.

     The Board of Directors believes that the Amendment provides an important inducement to recruit and retain the best available personnel. The Board of Directors believes that providing employees, non-employee directors and consultants with an opportunity to invest in the Company rewards them appropriately for their efforts on behalf of the Company.

     Even though the 1997 Stock Plan by its terms does not require shareholder approval for the Amendment to be adopted, the Board of Directors is seeking that approval for several reasons. First, the additional options which may be granted under the 1997 Stock Plan following adoption of the Amendment will not be considered "incentive stock options" or "ISOs" for federal income tax purposes unless shareholder approval has been obtained within twelve months from the adoption of the Amendment by the Board of Directors. If shareholder approval is not obtained, then the options will be treated as non-qualified stock options. The Board of Directors believes it is in the Company's best interests to permit option holders to take advantage of the more favorable tax treatment given to ISOs (as discussed below).

     The Company is also seeking shareholder approval for the Amendment so that all income attributable to the exercise of such additional options will qualify as performance-based compensation under Section 162(m) of the Code. Income realized upon exercise of options granted under the 1997 Stock Plan subsequent to shareholder approval in May 1998 may qualify as performance-based compensation under Section 162(m) of the Code. Accordingly, the Company may be able to deduct ordinary income realized by the Covered Employees in excess of $1,000,000. For purposes of this limit, all ordinary income realized upon exercise of options previously granted under the 1997 Stock Plan will be counted.

PREVIOUSLY GRANTED OPTIONS UNDER THE 1997 STOCK PLAN

     As of March 15, 2000, options to purchase 5,695,270 shares of Common Stock have been granted under the 1997 Stock Plan at an exercise price per share equal to the fair market value of the Common Stock on the date of grant, including grants to officers and directors of the Company as set forth in the table below:

                                                           NUMBER OF       WEIGHTED AVERAGE
NAME AND TITLE                                          OPTIONS GRANTED     EXERCISE PRICE
--------------                                          ---------------    ----------------
John Bailye, President, Chief Executive Officer and
  Director............................................       814,500            $ 8.81
Bernard H. Goldsmith, Director........................       120,000              6.70
Paul A. Margolis, Director............................       120,000              6.70
John H. Martinson, Director...........................       120,000              6.70
Edward J. Kfoury, Director............................       156,000              6.61
Terence H. Osborne, Director..........................        63,000             14.00
R. Bruce Savage, Executive Vice President and Chief
  Operating Officer...................................       334,500             11.84
George T. Robson, Executive Vice President and Chief
  Financial Officer...................................       307,500             15.49
Teresa F. Winslow, Senior Vice President and
  President, Americas Division........................        79,500             13.40
Mark H. Cieplik, Senior Vice President, Worldwide
  Sales...............................................        52,500             16.75
All current executive officers as a group (8
  persons)............................................     1,920,000             11.79
All current Directors who are not executive officers
  as a group (5 persons)..............................       579,000              7.47
All employees, including all current officers who are
  not executive officers as a group (1,014 persons)...     3,195,270             10.95

     Whether or not shareholder approval of the 1997 Stock Plan is obtained, options previously granted pursuant to the 1997 Stock Plan will remain valid and outstanding.

     As of March 15, 2000, the fair market value of the Common Stock underlying options granted pursuant to the 1997 Stock Plan was $21.00 per share equal to the closing price of the Common Stock on the Nasdaq National Market on such date.

SUMMARY OF THE PLAN

     The purpose of the 1997 Stock Plan is to enhance the ability of the Company to attract and retain employees, directors, and consultants of outstanding ability and to provide them with an interest in the Company parallel to that of the shareholders. The 1997 Stock Plan authorizes the grant of incentives in the form of stock options to officers, other key employees, consultants and non-employee directors and stock awards based on the value of Common Stock to employees. The Compensation Committee administers the Plan. As of March 15, 2000, there were approximately 1,027 employees and non-employee directors who have received stock options. No other form of stock awards have been granted. Because future participation in the 1997 Stock Plan and the level of participation will vary, it is not possible to determine the value of benefits which may be obtained by those eligible to participate in the 1997 Stock Plan.

     The Compensation Committee may grant options under the 1997 Stock Plan to eligible employees, consultants and directors selected by the Compensation Committee. No employee may be granted in any year options to purchase more than 1,500,000 shares of Common Stock. The options may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The Compensation Committee is to establish the option price at the time that each option is granted. Options granted under the 1997 Stock Plan may be exercised at such time as is determined by the Compensation Committee, but not more than 10 years from their date of grant.

     Options may not be transferred except by will or the laws of descent and distribution, except that the Compensation Committee may permit non-qualified stock options to be transferred to members of the holder's immediate family or trusts, partnerships or limited liability companies established for such family members.

     Under the 1997 Stock Plan, each non-employee member of the Board of Directors shall be granted annual non-qualified stock options to purchase that number of shares of the Company's Common Stock as determined by the Board of Directors or the Compensation Committee. Such options shall (i) be issued under the 1997 Stock Plan, (ii) be granted at the fair market value of the underlying shares of Common Stock, and (iii) vest and become one hundred percent (100%) exercisable on the first anniversary of the date of grant.

     In the event of a Change in Control (as defined in the 1997 Stock Plan) of the Company, any option will become vested and exercisable in full and all restrictions or conditions, if any, on other stock awards will automatically lapse.

     If an option holder engages in certain activity which is harmful to the Company, all outstanding and unexercised options may be canceled and terminated. In addition, such option holders may have to reimburse the Company for any gain realized upon exercise of options within one year of the harmful behavior. This forfeiture and repayment provision will not apply following a Change in Control.

     The Board of Directors may amend, suspend or terminate the 1997 Stock Plan at any time, but no amendment may adversely affect the rights of any person in connection with an award previously granted. In addition, no amendment to the 1997 Stock Plan may be made without subsequent shareholder approval if such approval is required under any applicable law, regulation or stock exchange rule.

     The 1997 Stock Plan became effective upon adoption by the Board and will have a term of 10 years from its effective date.

FEDERAL INCOME TAX ASPECTS

     The following is a general summary of the federal income tax consequences of the grant and exercise of options under the Plan. This summary is not intended to provide tax advice to recipients and holders of awards.

     Generally, the grant of options does not result in taxable income to the option holder and the Company is not entitled to a corresponding deduction from its income taxes.

     In the case of ISOs, generally, there will be no taxable income for the option holder upon exercise. In addition, so long as the option holder disposes of the shares acquired upon exercise of the ISO until the later of two years from the date of grant and one year from the date of exercise (a "qualifying disposition"), any gain or loss realized by the option holder upon disposition will be taxed as long-term capital gain or loss, as the case may be. The Company will not be entitled to a tax deduction upon the grant or exercise of ISOs or the disposition of ISO shares. However, if the option holder disposes of the shares acquired upon exercise of the ISO earlier than either of two years from the date of grant and one year from the date of exercise (a "disqualifying disposition"), then the option holder will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disqualifying disposition) over the exercise price thereof. The Company will be entitled to deduct an amount equal to the ordinary income realized by the option holder upon a disqualifying disposition.

     With respect to non-qualified stock options, the option holder will realize ordinary income equal to the difference between the fair market value of the option shares upon exercise over the exercise price thereof. The Company will be entitled to a corresponding deduction in an amount equal to the amount of ordinary income realized by the option holder. Upon the subsequent disposition of the option shares, any gain (loss) will be taxed as short-term or long-term capital gain (loss), as the case may be.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, the Company's directors, officers, and any person holding more than ten percent of the Common Stock are required to report initial ownership of the Common Stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Except as set forth below, based upon (i) the copies of the
Section 16(a) reports that the Company received from such persons for their 1999 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 1999 fiscal year, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such directors, officers, and ten percent beneficial owners.

     The Company is aware that Paul A. Margolis, a Director of the Company, filed a Form 4 with the SEC on October 10, 1999. The Company believes that such Form 4 should have been filed no later than September 10, 1999.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals that are intended to be presented at the 2001 Annual Meeting of Shareholders currently expected to be held on or about May 11, 2001 must be received by the Company at its principal executive offices no later than December 15, 2000 and must be in compliance with applicable SEC regulations, in order to be included in the proxy statement and related proxy materials.

                                   FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO DENDRITE INTERNATIONAL, INC., 1200 MOUNT KEMBLE AVENUE, MORRISTOWN, NEW JERSEY 07960-6797, ATTN: CHRISTOPHER J. FRENCH, SECRETARY.

                                 OTHER MATTERS

     The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Christopher J. French
                                          Christopher J. French
                                          Secretary

                             DIRECTIONS TO DENDRITE

                             1200 MT. KEMBLE AVENUE
                       MORRISTOWN, NEW JERSEY 07960-6797
                                 (973) 425-1200

From NY (Manhattan):

Take Lincoln Tunnel to NJ Turnpike SOUTH, to Route 78 WEST, to Route 287 NORTH, Exit 30B (Bernardsville/Basking Ridge), follow to traffic light (Route 202 North/Mt. Kemble Avenue). Turn RIGHT at traffic light, follow less than one mile. Dendrite is on the right.

                                     -OR -

Take Lincoln Tunnel to NJ Turnpike SOUTH, to Route 78 WEST, to Route 24 WEST, to Route 287 SOUTH, to Exit 30B (Bernardsville/Basking Ridge), follow to traffic light (Route 202 North/Mt. Kemble Avenue). Turn RIGHT at traffic light, follow less than one mile. Dendrite is on the right.

From Newark Airport:

Take Route 1 & 9 NORTH, to Route 78 WEST, to Route 287 NORTH, to Exit 30B (Bernardsville/ Basking Ridge), follow to traffic light (Route 202 North/Mt. Kemble Avenue). Turn RIGHT at traffic light, follow less than one mile. Dendrite is on the right.

                                     -OR -

Take Route 1 & 9 NORTH, to Route 78 WEST, to Route 24 WEST, to Route 287 SOUTH, to Exit 30B (Bernardsville/Basking Ridge), follow to traffic light (Route 202 North/Mt. Kemble Avenue). Turn RIGHT at traffic light, follow less than one mile. Dendrite is on the right.

From Philadelphia:

Take Route 95 NORTH, to Route 206 NORTH, to Route 287 NORTH, to Exit 30B (Bernardsville/ Basking Ridge), follow to traffic light (Route 202 North/Mt. Kemble Avenue). Turn RIGHT at traffic light, follow less than one mile. Dendrite is on the right.

                               [MAP TO DENDRITE]

                                                                [Appendix A]


                          DENDRITE INTERNATIONAL, INC.

                            1997 STOCK INCENTIVE PLAN

                     (AS AMENDED THROUGH MARCH 24, 2000(1))

           1.        Purpose.  The purpose of the Dendrite International, Inc.
1997 Stock Incentive Plan (the "Plan") is to enhance the ability of Dendrite International, Inc. (the "Company") and its subsidiaries to attract and retain employees, directors and consultants of outstanding ability and to provide employees, directors and consultants with an interest in the Company parallel to that of the Company's shareholders.

           2.        Definitions.

                               (a) "Award" shall mean an award determined in
accordance with the terms of the Plan.

                               (b) "Board" shall mean the Board of Directors of
the Company.

                               (c) "Change in Control" shall mean the occurrence
of any one of the following events:

                                          (i)       any "person" (as such term
           is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 33-1/3% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Control Transaction (as defined in paragraph (iii)), or (E) a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Board (as defined below) approves a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control under this paragraph (i);

                                          (ii)      individuals who, on the
           Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered a member of the Incumbent Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with

--------
(1) The Plan has been amended to reflect the three-for-two forward stock split (the "Stock Split") of the Company's Common Stock which became effective on October 8, 1999, and all share amounts and per share prices provided herein have been adjusted to reflect such Stock Split.

           respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board;

                                          (iii)     the shareholders of the
           Company approve a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its subsidiaries (whether for such transaction or the issuance of securities in the transaction or otherwise) (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of the publicly traded corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities or all or substantially all of the assets of the Company and its subsidiaries) eligible to elect directors of such corporation would be represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power would be in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (B) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination), or any person which beneficially owned, immediately prior to such Business Combination, directly or indirectly, 33-1/3% or more of the Company Voting Securities (a "Company 33-1/3% Stockholder")) would become the beneficial owner, directly or indirectly, of 33-1/3% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination and no Company 33-1/3% Stockholder would increase its percentage of such total voting power, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination would be members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (a "Non-Control Transaction"); or

                                          (iv)      the shareholders of the
           Company approve a plan of complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the Company's assets.

           Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 33-1/3% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control of the Company would occur as a result of such an acquisition by the Company (if not for the operation of this sentence), and after the Company's acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, then a Change in Control of the Company shall occur.

                               (d)        "Code" shall mean the Internal Revenue
Code of 1986, as amended.

                               (e)        "Committee" shall mean a committee of
at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated under Section 16 of the Exchange Act and who are also "outside directors" within the meaning of Section 162(m) of the Code.

                               (f)        "Common Stock" shall mean the common
stock, no par value per share, of the Company.

                               (g)        "Exchange Act" shall mean the
Securities Exchange Act of 1934, as amended.

                               (h)        "Fair Market Value" per share as of a
particular date shall mean the last reported sale price (on the day immediately preceding such date) of the Common Stock on the Nasdaq National Market List.

                               (i)        "Immediate Family Member" shall mean,
except as otherwise determined by the Committee, a Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings, in-laws and persons related by reason of legal adoption.

                               (j)        "Incentive Stock Option" shall mean a
stock option which is intended to meet the requirements of Section 422 of the Code.

                               (k)        "Non-Employee Director" shall mean a
member of the Board who is not an employee of the Company or any Subsidiary.

                               (l)        "Nonqualified Stock Option" shall mean
a stock option which is not intended to be an Incentive Stock Option.

                               (m)        "Option" shall mean either an
Incentive Stock Option or a Nonqualified Stock Option.

                               (n)        "Participant" shall mean an employee,
director or consultant of the Company or its Subsidiaries who is selected to participate in the Plan in accordance with Section 5.

                               (o)        "Subsidiary" shall mean any subsidiary
of the Company that is a corporation and which at the time qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

                     3. Shares Subject to the Plan. Subject to adjustment in accordance with Section 16, the total of the number of shares of Common Stock which shall be available for issuance pursuant to the grant of Awards under the Plan shall not exceed 8,500,000 shares, on a post-split adjusted basis; provided, that for purposes of this limitation, any Option which is canceled or expires without exercise shall again become available for Awards under the Plan. Upon forfeiture of Awards in accordance with the provisions of the Plan, and the terms and conditions of the Award, such shares shall no longer be counted in any determination of the number of shares available under the Plan and shall be available for subsequent Awards. To the extent that the exercise price of any Option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (either by actual delivery or by attestation), then subject to the requirements of Section 422 of the Code in connection with any stock-for-stock exercise of Incentive Stock Options, only the number of shares of Common Stock issued, net of the shares tendered, shall be deemed delivered for purposes of determining the total number of shares of Common Stock available for issuance under the Plan. Subject to adjustment in accordance with Section 16, no employee shall be granted in any calendar year Options to purchase more than 1,500,000 shares of Common Stock.

Shares of Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.

                     4. Administration. (a) The Plan shall be administered by the Committee.

                               (b)        The Committee shall (i) approve the
selection of Participants, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Common Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

                               (c)        Any action of the Committee shall be
final, conclusive and binding on all persons, including the Company and its Subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

                               (d)        The Committee may delegate to officers
or employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.

                               (e)        Members of the Committee and any
officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

                     5. Eligibility. Individuals eligible to receive Awards under the Plan shall be the directors, officers, other key employees and selected consultants of the Company and its Subsidiaries selected by the Committee. In addition, all Non-Employee Directors shall be eligible to receive Options as provided in Section 9 hereof.

                     6. Awards. Awards under the Plan may consist of Options, stock awards or other awards based on the value of the Common Stock. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

                     7. Options. Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option agreement. The Committee may alter or waive, at any time, any term or condition of an Option that is not mandatory under the Plan.

                               (a)        Types of Options.  Each Option
agreement shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option. Incentive Stock Options shall only be granted to employees of the Company and its Subsidiaries.

                               (b)        Option Price.  The purchase price per
share of the Common Stock purchasable under an Option shall be determined by the Committee, but in the case of Incentive Stock Options, the Option price will be not less than 100% of the Fair Market Value of the Common Stock on the date of the grant of the Option and in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and its Subsidiaries (a "10% Shareholder") the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant.

                               (c)        Option Period.  The term of each
Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of 10 years from the date the Option is granted, provided, however, that in the case of Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed 5 years from the date of grant.

                               (d)        Exercisability. Each Option shall vest
and become exercisable at a rate determined by the Committee at or subsequent to grant.

                               (e)        Method of Exercise.  Options may be
exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option purchase price. Such payment shall be made: (a) in cash, or (b) to the extent authorized by the Committee, by surrender of shares of Common Stock owned by the holder of the Option, or (c) through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, or (d) through additional methods prescribed by the Committee, or (e) by a combination of any such methods.

                     8. Stock Awards. Subject to such performance and employment conditions as the Committee may determine, awards of Common Stock or awards based on the value of the Common Stock may be granted either alone or in addition to Options granted under the Plan. Any Awards under this Section 8 and any Common Stock covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee.

                     9.        Non-Employee Director Stock Options.

                               (a)        Initial Grant.  Nonqualified Stock
Options to purchase 30,000 shares of Common Stock shall be granted automatically to each Non-Employee Director who is a Non-Employee Director on the day the Board approves the adoption of the Plan. With respect to each person who becomes a Non-Employee Director after such date, Nonqualified Stock Options shall be granted to each such Non-Employee Director on the day he or she first becomes a Non-Employee Director. The number of shares of Common Stock to be subject to such Options granted under this Section 9(a), the exercise price, and all other terms (not inconsistent with the Plan) of such Options, shall be determined by the Committee or the Board in their discretion.

                               (b)        Subsequent Options.  In addition to
the Nonqualified Stock Options granted to Non-Employee Directors under Section 9(a), Nonqualified Stock Options may be granted from time to time to each Non-Employee Director. The number of shares of Common Stock to be subject to such Options granted under this Section 9(b), the exercise price, and all other terms (not inconsistent with the Plan) of such Options, shall be determined by the Committee or the Board in their discretion.

                               (c)        Option Price.  The purchase price for
each Option granted under this Section 9 to a Non-Employee Director shall be the Fair Market Value of the Common Stock on the date of grant of the Option.

                               (d)        Exercisability.  Each Initial Option
and Subsequent Option granted under this Section 9 shall become exercisable and vest on the first anniversary of the date of grant of such Option.

                               (e)        Method of Exercise.  Each Option
granted under this Section 9 may be exercised in the same manner as provided in
Section 7(e).

                               (f)        Option Period.  Each Option granted
under this Section 9 shall terminate 10 years from the date of grant unless sooner terminated by reason of termination of service as a director of the Company and its Subsidiaries.

                               (g)        Termination of Director Status.

                                          (i)       In the event of termination
           of service as a director of the Company and its Subsidiaries for any reason other than cause, death or permanent disability (as determined by the Committee), an Option granted under this Section 9 (to the extent exercisable as of the date of termination) shall be exercisable for the remaining term of the Option and shall thereafter terminate.

                                          (ii)      In the event of the death of
           a Non-Employee Director while a director of the Company or any Subsidiaries, the Option (to the extent exercisable as of the date of death), shall be exercisable by any prior transferee or by the Non-Employee Director's designated beneficiary, or if none, the person(s) to whom such Non-Employee Director's rights under the Option are transferred by will or the laws of descent and distribution for 180 days following the date of death (but in no event beyond the term of the Option), and shall thereafter terminate.

                                          (iii)     In the event of the
           termination of service as a director of the Company and its Subsidiaries due to permanent disability (as determined by the Committee), the Option (to the extent exercisable as of the date of termination), shall be exercisable for 180 days following such termination of service (but in no event beyond the term of the Option), and shall thereafter terminate.

                                          (iv)      In the event of the
           termination of service as a director of the Company and its Subsidiaries for cause (as determined by the Committee in its sole discretion), the Option shall terminate upon such termination of status as director, regardless of whether the Option was then exercisable.

                               (h)        Except as expressly provided in this
Section 9, any Option granted to a Non-Employee Director hereunder shall be subject to the terms and conditions of the Plan.

                     10. Change in Control. Upon the occurrence of a Change in Control, all Options shall automatically become vested and exercisable in full and all restrictions or conditions, if any, on any stock awards granted hereunder shall automatically lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Options as it may deem equitable and in the best interests of the Company.

                     11. Forfeiture. Notwithstanding anything in the Plan to the contrary, the Committee may provide in any Award agreement that in the event of a serious breach of conduct by the person granted such Award (including, without limitation, any conduct prejudicial to or in conflict with the Company or its Subsidiaries), or any activity of any such person in competition with any of the businesses of the Company or any Subsidiary, (a) cancel any outstanding Award granted to such person, in whole or in part, whether or not vested, and/or (b) if such conduct or activity occurs within 1 year following the exercise or payment of an Award, require such person to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (based upon the Fair Market Value of Common Stock on the day prior to the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary to such person if necessary to satisfy the repayment obligation. The determination of whether any such person has engaged in a serious breach of conduct or any activity in competition with any of the businesses of the Company or any Subsidiary shall be determined by the Committee in good faith and in its sole discretion. This Section 11 shall have no application following a Change in Control.

                     12. Withholding. The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company in cash such amount required to be withheld prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan. Such taxes may be paid by (a) delivering previously owned shares of Common Stock or (b) having the Company retain shares of Common Stock which would otherwise be delivered upon exercise or payment of Awards or (c) any combination of a cash payment or the methods set forth in (a) and (b) above. For purposes of (a) and
(b) above, shares of Common Stock shall be valued at Fair Market Value determined as of the day immediately prior to exercise or payment. If and to the extent authorized by the Committee, the Company may, upon election by a Participant, withhold from any distribution of Common Stock hereunder shares of Common Stock with a Fair Market Value in excess of the Participant's required withholding obligation.

                     13. Nontransferability, Beneficiaries. Unless otherwise determined by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant's lifetime, only by the Participant (or by the Participant's legal representatives in the event of the Participant's incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant's death or to be assigned any other Award outstanding at the time of the Participant's death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution. Except in the case of the holder's incapacity, an Option may only be exercised by the holder thereof.

                     14. No Right to Employment. Nothing contained in the Plan or in any Award under the Plan shall confer upon any employee any right with respect to the continuation of employment with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company to terminate his or her employment at any time. Nothing contained in the Plan shall confer upon any employee or other person any claim or right to any Award under the Plan.

                     15. Governmental Compliance. Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

                     16. Adjustments. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distribution to holders of Common Stock other than regular cash dividends, the number or kind of shares available for Options and Awards under the Plan may be adjusted by the Committee as it shall in its sole discretion deem equitable and the number and kind of shares subject to any outstanding Awards granted under the Plan and the purchase price thereof may be adjusted by the Committee as it shall in its sole discretion deem equitable to preserve the value of such Awards.

                     17. Award Agreement. Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

                     18. Amendment. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) except as provided in Section 16, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant's written consent and (b) if and when the Plan is approved by the shareholders of the Company, no amendment made after such approval shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule.

                     19.       General Provisions.

                               (a)        The Committee may require each
Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

                               (b)        All certificates for shares of Common
Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of shares of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

                               (c)        It is the intent of the Company that
the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 19(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

                               (d)        Except as otherwise provided by the
Committee in the applicable grant or Award agreement, a Participant shall have no rights as a shareholder with respect to any shares of Common Stock subject to Options until a certificate or certificates evidencing shares of Common Stock shall have been issued to the Participant and, subject to Section 16, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

                               (e)       The law of the State of New Jersey
shall apply to all Awards and interpretations under the Plan regardless of the effect of such state's conflict of laws principles.

                               (f)       Where the context requires, words in
any gender shall include any other gender.

                     20. Term of Plan. Subject to earlier termination pursuant to Section 18, the Plan shall have a term of 10 years from its Effective Date.

                     21. Effective Date. The Plan is effective as of July 24, 1997.

                          DENDRITE INTERNATIONAL, INC.
                            1200 MOUNT KEMBLE AVENUE
                       MORRISTOWN, NEW JERSEY 07960-6797

The undersigned hereby constitutes and appoints John E. Bailye, George T. Robson and Christopher J. French, each of them, proxies of the undersigned with full power of substitution, to represent and vote, as designated below, all shares of Common Stock of Dendrite International, Inc. (the "Company"), which the undersigned could represent and vote if personally present, at the Annual Meeting of Shareholders of the Company to be held on May 12, 2000 and at any adjournment thereof.
--------------------------------------------------------------------------------

1. Election of Directors
  [ ] FOR all nominees listed below (except as marked to the contrary below).
     [ ] WITHHOLD AUTHORITY to vote for all six nominees listed below (See instruction below).

                     NOMINEES                                           TERM EXPIRES
                     --------                                           ------------
                  John E. Bailye                                     2001 Annual Meeting
               Bernard M. Goldsmith                                  2001 Annual Meeting
                 Edward J. Kfoury                                    2001 Annual Meeting
                 Paul A. Margolis                                    2001 Annual Meeting
                 John H. Martinson                                   2001 Annual Meeting
                Terence H. Osborne                                   2001 Annual Meeting

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR NOMINEES, WRITE NOMINEE'S NAME ON THE FOLLOWING LINE)

        ----------------------------------------------------------------

           MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE

2. Proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

  [ ]FOR ratification of       [ ]AGAINST ratification of  [ ]ABSTAIN
   appointment of auditors      appointment of auditors

    MANAGEMENT RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF AUDITORS

3. Proposal to approve the amendment to the Company's 1997 Stock Incentive Plan.


  [ ] FOR approval of the      [ ] AGAINST approval of     [ ]ABSTAIN
   Company's 1997 Stock         the Company's 1997
   Incentive Plan               Stock Incentive Plan


MANAGEMENT RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY'S 1997 STOCK INCENTIVE
                                     PLAN.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1 ABOVE, OR FOR SUCH SUBSTITUTE NOMINEES AS MAY BE NOMINATED BY THE BOARD OF DIRECTORS IN THE EVENT ANY OF THE INITIAL NOMINEES SHOULD BECOME UNAVAILABLE, "FOR" ITEMS 2 AND 3 AND, IN THE PROXIES' DISCRETION, ON ANY OTHER MATTER COMING BEFORE THE ANNUAL MEETING.

   The undersigned acknowledges receipt of the Company's 1999 Annual Report to Shareholders, the Notice of the Annual Meeting of Shareholders and Proxy Statement, and revokes all former proxies.


Dated:                                                             -----------------------------------------------------------
--------------------------------------------------------,          Signature of Shareholder
2000                                                               (Please insert date at left, sign exactly as name appears
                                                                   on Stock Certificate and mail in the enclosed envelope.
                                                                   When signing as Officer, Partner, Executor, Administrator,
                                                                   Trustee or Guardian, please give full title. For joint
                                                                   accounts, each joint owner should sign.)